As filed with the Securities and Exchange Commission on November 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

AGENUS INC. AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

AGENUS INC. AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	4,814,828(2)	$1.85(3)	$8,907,431.80	$1,079.58
Common Stock, $0.01 par value per share	3,344,718(4)	$5.65	$18,897,656.70	$2,290.40
Common Stock, $0.01 par value per share	787,264(5)	$4.11	$3,235,655.70	$392.16
Common Stock, $0.01 par value per share	53,190(6)	$3.76	$199,994.40	$24.24
Common Stock, $0.01 par value per share	100,000(7)	$1.85(3)	$185,000.00	$22.42
Total	9,100,000		$31,425,737.94	$3,808.80

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the Registrant’s Amended and Restated 2009 Equity Incentive Plan, as amended (the “Plan”).
(3)

Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated on the basis of the average of the high ($1.93) and low ($1.77) sale prices per share of the common stock on the Nasdaq Capital Market as of November 5, 2018, which is a date within five business days prior to filing this Registration Statement.

(4)	Represents shares of common stock reserved for issuance upon the exercise of stock options previously granted on March 2, 2018 under the Plan.
(5)	Represents shares of common stock reserved for issuance upon the exercise of restricted stock units previously granted on April 16, 2018 under the Plan.
(6)	Represents shares of common stock reserved for issuance upon the exercise of restricted stock units previously granted on April 19, 2018 under the Plan.
(7)

Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amended and Restated Directors’ Deferred Compensation Plan (the “DDCP”).

Explanatory Note

This registration statement on Form S-8 is being filed to register an additional 9,000,000 shares of common stock of Agenus Inc. (the “Registrant”) issuable under the Registrant’s Amended and Restated 2009 Equity Incentive Plan, as amended (the “Plan”). Additionally, the Registrant hereby increases the number of shares of the Registrant’s Common Stock available for future issuance under the Amended and Restated Directors’ Deferred Compensation Plan (the “DDCP”) by one hundred thousand shares so that a total of 425,000 shares will be available under the DDCP.

Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-212889, 333-209074, 333-195851, 333-189926, 333-183066, 333-176609, 333-160084, 333-143807 and 333-106072, filed by the Registrant on August 4, 2016, January 21, 2016, May 9, 2014, July 12, 2013, August 3, 2012, September 1, 2011, June 19, 2009, June 15, 2007 and June 12, 2003, respectively, relating to the Plan and the DDCP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference herein and shall be deemed as part hereof:

a)	our Annual Report on Form 10-K for the year ended December 31, 2017;

b)	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

c)

our Current Reports on Form 8-K filed on October 11, 2018, September 21, 2018, July 12, 2018, June 22, 2018, May 11, 2018, May 8, 2018, January 22, 2018 and January 8, 2018 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

d)	our Proxy Statement on Schedule 14A filed with the SEC on April 26, 2018; and

e)

the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereunder have been sold or which deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

You should rely only on information contained or incorporated by reference in this Registration Statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Item 8	Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 30, 2011 and incorporated herein by reference.

4.5	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1.4 to our Quarterly Report on Form 10-Q (File No. 000-29089) filed on August 8, 2012 and incorporated herein by reference.

4.6	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated herein by reference.

4.7	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 16, 2016 and incorporated herein by reference.

4.8	Fifth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.9	Form of Common Stock Certificate. Filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 000-29089) filed January 6, 2011 and incorporated herein by reference.

4.10	Amended and Restated 2009 Equity Incentive Plan. Filed as Appendix A to our Definitive Proxy Statement (File No. 000-29089) filed on April 26, 2018 and incorporated herein by reference.

4.11	Amended and Restated Directors’ Deferred Compensation Plan. Filed as Appendix B to our Definitive Proxy Statement (File No. 000-29089) filed on April 26, 2018 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated November 8, 2018. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 8th day of November, 2018.

Agenus Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen, Evan Kearns and Christian Cortis, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 8, 2018

/s/ Christian Cortis, Ph.D. Christian Cortis	Chief Strategy Officer and Head of Finance (Principal Financial Officer)	November 8, 2018

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)	November 8, 2018

/s/ Brian Corvese Brian Corvese	Director	November 8, 2018

/s/ Wadih Jordan Wadih Jordan	Director	November 8, 2018

/s/ Ulf Wiinberg Ulf Wiinberg	Director	November 8, 2018

/s/ Timothy R. Wright Timothy R. Wright	Director	November 8, 2018